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                                                                    EXHIBIT 12.1



                       ANCHOR GLASS CONTAINER CORPORATION



                       STATEMENT RE COMPUTATION OF RATIOS


                             (DOLLARS IN THOUSANDS)



                                                                       PERIOD FROM FEBRUARY 5, 1997
                                                                          TO SEPTEMBER 30, 1997
                                                                       ----------------------------
EARNINGS --
Income (loss) before income taxes and extraordinary item.............            $ (1,112)
Interest and amortization of debt expense............................              12,725
Rental expense representative of interest factor.....................               4,512
                                                                                  -------
          Total earnings.............................................            $ 16,125
                                                                                  =======
FIXED CHARGES --
Interest and amortization of debt expense............................            $ 12,725
Rental expense representative of interest factor.....................               4,512
                                                                                  -------
          Total fixed charges........................................            $ 17,237
                                                                                  =======
RATIO OF EARNINGS TO FIXED CHARGES...................................                  --
                                                                                  =======
DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES..............            $  1,112
                                                                                  =======



     For the purposes of computing the ratio of earnings to fixed charges and the deficiency of earnings available to cover fixed charges, earnings consist of income (loss) before income taxes, extraordinary items and cumulative effect of change in accounting, plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus a portion of operating lease expense.


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